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                       Consent of Independent Accountants


To the Board of Directors
Intermagnetics General Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 2-80041, 2-94701, 33-2517, 33-12762, 33-12763,
33-38145, 33-44693, 33-50598, 33-55092, 33-72160, 333-10553, 333-42163,
333-75269, 333-51776, and 333-64822) of Intermagnetics General Corporation of our report dated September 26, 2001 relating to the financial statements of Intermagnetics General Corporation IGC Savings Plan as of May 31, 2001 and 2000, and for the years then ended, and related schedule, which appear in this Form 11-K.



PricewaterhouseCoopers LLP



Albany, New York
November 20, 2001